Exhibit 1.1

4,100,000 Shares

VAXGEN, INC.

Common Stock

PLACEMENT AGENCY AGREEMENT

December 3, 2003

CIBC World Markets Corp.

Punk, Ziegel & Company, L.P.

Enable Capital, LLC

as Placement Agents

c/o CIBC World Markets Corp.

417 5th Avenue, 2nd Floor

New York, New York 10016

Ladies and Gentlemen:

VaxGen, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions contained herein, to issue and sell 4,100,000 shares (the “Shares”) of common stock, $0.01 par value per share (the “Common Stock”), directly to certain investors (collectively, the “Investors”). The Company desires to engage you as its placement agents (the “Placement Agents”) in connection with such issuance and sale. The Shares are more fully described in the Registration Statement (as hereinafter defined).

The Company has prepared and filed in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the published rules and regulations thereunder (the “Rules”) adopted by the Securities and Exchange Commission (the “Commission”) a Registration Statement (as hereinafter defined) on Form S-3 (No. 333-101057), which became effective as of December 18, 2002 (the “Effective Date”) including a base prospectus relating to the Shares (the “Base Prospectus”), and such amendments thereof as may have been required to the date of this Agreement.  Copies of such Registration Statement (including all amendments thereof) and of the related Base Prospectus have heretofore been delivered by the Company to you.  The term “Registration Statement” as used in this Agreement means the initial registration statement (including all exhibits, financial schedules and all documents and information deemed to be a part of the Registration Statement through incorporation by reference or otherwise), as amended to the date of this Agreement, including the Base Prospectus.  If the Company has filed an abbreviated registration statement to register additional Shares pursuant to Rule 462(b) under the Rules (the “462(b) Registration Statement”), then any reference herein to the Registration Statement shall also be deemed to include such 462(b) Registration Statement.  The prospectus supplement relating to the Shares in the form in which it will be filed with the Commission pursuant to and in accordance with Rule 424(b) under the Securities Act is hereinafter referred to as the “Prospectus Supplement.” The term “Prospectus” as used in this Agreement means the Base Prospectus together with the Prospectus Supplement.  As used herein, the terms “Base Prospectus,” “Prospectus,” “Registration Statement,” “Rule 462 Registration Statement,” and “Prospectus Supplement” shall include any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act on or before the date of this Agreement, and any reference to any amendment or supplement to the Registration Statement or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of the Base Prospectus by the Company with the Commission, that are deemed to be incorporated therein by reference.

In connection with their duties as Placement Agents, the Company hereby confirms that the Placement Agents are authorized to distribute only the Prospectus (as from time to time amended or supplemented if the Company furnishes amendments or supplements thereto to the Placement Agents) and no other documents.

1.               Agreement to Act as Placement Agent; Delivery and Payment.  On the basis of the representations, warranties and agreements contained in, and subject to the terms and conditions of, this Agreement:

(a)                    The Placement Agents agree to act as the Company’s exclusive placement agents in connection with the issuance and sale, on a reasonable efforts basis, by the Company of the Shares to the Investors.  The Placement Agents shall have no authority to bind the Company.  The Company acknowledges and agrees that the Placement Agents’ engagement hereunder is not an agreement by the Placement Agents or any of their affiliates to underwrite or purchase any securities or otherwise provide any financing.  As compensation for their services hereunder, the Company agrees to pay on the Closing Date (as defined below) the Placement Agents by wire transfer of immediately available funds 6% of the proceeds received by the Company from the sale of the Shares (allocated among the Placement Agents 58% to CIBC World Markets Corp., 34% to Punk, Ziegel & Company, L.P. and 8% to Enable Capital, LLC).

(b)                   Payment of the purchase price for, and delivery of the Shares shall be made at a closing (the “Closing”) at the offices of Cooley Godward LLP, 3175 Hanover Street, Palo Alto, CA  94304-1130, at 9:00 a.m., California time, on the Closing Date to take place on the third or fourth business day (as permitted under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) after the determination of the public offering price of the Shares (such time and date of payment and delivery being herein called the “Closing Date”).  All actions taken at the Closing shall be deemed to have occurred simultaneously.

(c)                    Payment of the purchase price for the Shares shall be made to or upon the order of the Company by wire transfer in Federal (same day) funds to the Company, upon delivery the Shares, through the facilities of The Depository Trust Company, to such persons, and shall be registered in such name or names and shall be in such denominations, as the Placement Agents may request at least two business days before the Closing Date.  Payment of the purchase price for the Shares shall be made on the Closing Date by the Investors directly to the Company or as the Placement Agents otherwise direct.

(d)                   The purchases of the Shares by the Investors may be evidenced by the execution of a purchase agreement substantially in the form attached hereto as Exhibit A.

(e)                    Prior to the earlier of (i) the date on which this Agreement is terminated and (ii) the Closing Date, the Company shall not, without the prior consent of the Placement Agents, solicit or accept offers to purchase shares of its Common Stock (other than pursuant to the exercise of options under existing employee benefit plans, purchases under the Company’s employee stock purchase plan or warrants to purchase shares of Common Stock that are outstanding at the date hereof) otherwise than through the Placement Agents.

2.               Representations and Warranties of the Company.  The Company represents and warrants to each Placement Agent as of the date hereof and as of the Closing Date, as follows:

(a)                    The Company meets the requirements for use of Form S-3 under the Securities Act.  On the Effective Date, the Registration Statement complied, and on the date of the Prospectus, the date any post-effective amendment to the Registration Statement becomes effective, the date any supplement or amendment to the Prospectus is filed with the Commission and the Closing Date, the Registration Statement and the Prospectus (and any amendment thereof or supplement thereto) will comply, in all material respects, with the requirements of the Securities Act and the Rules and the Exchange Act and the rules and regulations of the Commission thereunder. The Registration Statement did not, as of the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.  The Prospectus, as of its date, the date any supplement or amendment is filed with the Commission and the Closing Date will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The Prospectus delivered to the Placement Agents for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.  Notwithstanding the foregoing, none of the representations and warranties in this paragraph 4(a) shall apply to statements in, or omissions from, the Registration Statement or the Prospectus made in reliance upon, and in conformity with, information herein or otherwise furnished in writing by the Placement Agents for use in the Registration Statement or the Prospectus.  With respect to the preceding sentence, the Company acknowledges that the only information furnished in writing by the Placement Agents for use in the Registration Statement or the Prospectus is the statements contained in the tenth paragraph under the caption “Plan of Distribution” in the Prospectus Supplement.

(b)                   The Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus has been issued by the Commission and no proceedings for that purpose have been instituted or are threatened under the Securities Act. Any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) of the Rules has been or will be made in the manner and within the time period required by such Rule 424(b).

(c)                    The documents incorporated by reference in the Registration Statement and the Prospectus, as amended, at the time they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and, as amended, none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and any further documents so filed and incorporated by reference in the Registration Statement and the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

(d)                   The financial statements of the Company (including all notes and schedules thereto, and as amended) included or incorporated by reference in the Registration Statement and Prospectus present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified (subject, in the case of unaudited statements, to normal year-end audit adjustments which are not expected to be material in amount); and such financial statements and related schedules and notes thereto, and the unaudited financial information filed with the Commission as part of the Registration Statement, as amended, have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved.

(e)                    KPMG LLP, whose reports are filed with the Commission as a part of the Registration Statement, are and, during the periods covered by their reports, were independent public accountants as required by the Securities Act and the Rules.

(f)                      The Company and each of its subsidiaries, including each entity (corporation, partnership, joint venture, association or other business organization) controlled directly or indirectly by the Company, is duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation or organization.  VaxGen-Celltrion, Inc. (“VCI”) is the only subsidiary of the Company.  Other than VCI, the Company does not have an equity interest in any entity other than Celltrion, Inc.  The Company and each of its subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted by it or location of the assets or properties owned, leased or licensed by it requires such qualification, except for such jurisdictions where the failure to so qualify individually or in the aggregate would not have a material adverse effect on the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as a whole (a “Material Adverse Effect”); and to the Company’s knowledge, no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

(g)                   The Company and each of its subsidiaries has all requisite corporate power and authority, and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits of and from all governmental or regulatory bodies or any other person or entity (collectively, the “Permits”), to own, lease and license its assets and properties and conduct its business, all of which are valid and in full force and effect, except where the lack of such Permits, individually or in the aggregate, would not have a Material Adverse Effect. The Company and each of its subsidiaries has fulfilled and performed in all material respects all of its material obligations with respect to such Permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the Company thereunder.  Except as may be required under the Securities Act and state and foreign Blue Sky laws, no other Permits are required to enter into, deliver and perform this Agreement and to issue and sell the Shares.

(h)                   Except as disclosed in the Prospectus Supplement, the Company and each of its subsidiaries owns or possesses legally enforceable rights to use all material patents, patent rights, inventions, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, know-how and other similar material rights and proprietary knowledge (collectively, “Intangibles”) necessary for the conduct of its business as currently conducted as described in the Prospectus.  Except as discussed in the Prospectus Supplement, neither the Company nor any of its subsidiaries has received any notice of, or is not aware of, any infringement of or conflict with asserted rights of others with respect to any Intangibles.

(i)                       The Company and each of its subsidiaries do not own any real property, and have good and marketable title to all other property owned by it, in each case free and clear of all liens, encumbrances, claims, security interests and defects, except such as do not materially affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company and its subsidiaries.  All property held under lease by the Company and its subsidiaries is held by them under valid, existing and enforceable leases, free and clear of all liens, encumbrances, claims, security interests and defects, except such as are not material and do not materially interfere with the use made or proposed to be made of such property by the Company and its subsidiaries.  Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) there has not been any Material Adverse Effect; (ii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its assets, businesses or properties (whether owned or leased) from fire, explosion, earthquake, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree which would have a Material Adverse Effect; and (iii) since the date of the latest balance sheet included or incorporated by reference in the Registration Statement and the Prospectus, neither the Company nor its subsidiaries has (A) incurred any liability or obligation, direct or contingent, for borrowed money, except such liabilities or obligations incurred in the ordinary course of business, (B) entered into any transaction not in the ordinary course of business or (C) declared or paid any dividend or made any distribution on any shares of its stock or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or otherwise acquire any shares of its capital stock.

(j)                       There is no document, contract or other agreement required to be described in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required by the Securities Act or Rules.  Each description of a contract, document or other agreement in the Registration Statement and the Prospectus accurately reflects in all material respects the terms of the underlying contract, document or other agreement.  Each contract, document or other agreement described in the Registration Statement and Prospectus or listed in the Exhibits to the Registration Statement or incorporated by reference is in full force and effect and is valid and enforceable by and against the Company or its subsidiary, as the case may be, in accordance with its terms.  Neither the Company nor any of its subsidiaries, if a subsidiary is a party, is in default in the observance or performance of any term or obligation to be performed by it under any such agreement, and no event has occurred which with notice or lapse of time or both would constitute such a default, in any such case which default or event, individually or in the aggregate, would have a Material Adverse Effect.  No default exists, and no event has occurred which with notice or lapse of time or both would constitute a default, in the due performance and observance of any term, covenant or condition, by the Company or its subsidiary, if a subsidiary is a party thereto, of any other agreement or instrument to which the Company or any of its subsidiaries is a party or by which Company or its properties or business or a subsidiary or its properties or business may be bound or affected which default or event, individually or in the aggregate, would have a Material Adverse Effect.

(k)                    Neither the Company nor any of its subsidiaries is in violation of any term or provision of (i) its charter or by-laws or (ii) of any franchise, license, permit, judgment, decree, order, statute, rule or regulation, except, with respect to subsection (ii), where the consequences of such violation, individually or in the aggregate, would not have a Material Adverse Effect.

(l)                       This Agreement has been duly authorized, executed and delivered by the Company.

(m)                 Neither the execution, delivery and performance of this Agreement by the Company nor the consummation of any of the transactions contemplated hereby (including, without limitation, the issuance and sale by the Company of the Shares) will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or its subsidiaries (each, a “Default Event”) pursuant to the terms of, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which either the Company or its subsidiaries or any of their properties or businesses is bound and which Default Event would have a Material Adverse Effect, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or any of its subsidiaries or violate any provision of the charter or by-laws of the Company or any of its subsidiaries, except for such consents or waivers which have already been obtained and are in full force and effect.

(n)                   The Company has authorized and outstanding capital stock at September 30, 2003 as set forth under the caption “Capitalization” in the Prospectus, and since such date there has been no change in the capital stock of the Company except for issuances pursuant to employee benefit plans described in the Prospectus or upon exercise of outstanding warrants described in the Prospectus.  The certificates evidencing shares of Common Stock are in due and proper legal form.  All of the issued and outstanding shares of Common Stock have been duly and validly issued and are fully paid and nonassessable.  There are no statutory preemptive or other similar rights to subscribe for or to purchase or acquire any shares of Common Stock of the Company or any of its subsidiaries or any such rights pursuant to its Certificate of Incorporation or by-laws or any agreement or instrument to or by which the Company or any of its subsidiaries is a party or bound.  The Shares, when delivered by the Company pursuant to this Agreement, will be duly and validly issued, fully paid and nonassessable and none of them will be issued in violation of any preemptive or other similar right.  Except as disclosed in the Registration Statement and the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and there is no commitment, plan or arrangement to issue, any share of stock of the Company or any of its subsidiaries or any security convertible into, or exercisable or exchangeable for, such stock.  The Common Stock and the Shares conform in all material respects to all statements in relation thereto contained in the Registration Statement and the Prospectus.  All outstanding shares of capital stock of each of the Company’s subsidiaries have been duly authorized and validly issued, and are fully paid and nonassessable and are owned directly by the Company or by another wholly-owned subsidiary of the Company free and clear of any security interests, liens, encumbrances, equities or claims, other than those described in the Prospectus.

(o)                   No holder of any security of the Company has any right, which has not been waived, to have any security owned by such holder included in the Registration Statement or to demand registration of any security owned by such holder for a period of 90 days after the date of this Agreement.  Each director and executive officer of the Company listed on Schedule I has delivered to the Placement Agents his enforceable written lock-up agreement in the form attached to this Agreement as Exhibit B hereto (“Lock-Up Agreement”).

(p)                   All necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement and the issuance and sale of the Shares by the Company.  This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes and will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as rights to indemnity under Section 6 of the Agreement may be limited by applicable law and as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

(q)                   Neither the Company nor any of its subsidiaries is involved in any labor dispute nor, to the knowledge of the Company, is any such dispute threatened, which dispute would have a Material Adverse Effect.  The Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers or contractors which would have a Material Adverse Effect. The Company is not aware of any threatened or pending litigation between the Company or its subsidiaries and any of its executive officers which, if adversely determined, could have a Material Adverse Effect.

(r)                      No transaction has occurred between or among the Company and any of its officers or directors, shareholders or any affiliate or affiliates of any such officer or director or shareholder that is required to be described in and is not described in the Registration Statement and the Prospectus.

(s)                    The Company has not taken, nor will it take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock or any security of the Company to facilitate the sale or resale of any of the Shares.

(t)                      The Company and each of its subsidiaries has filed all Federal, state, local and foreign tax returns which are required to be filed through the date hereof, which returns are true and correct in all material respects or has received timely extensions thereof, and has paid all taxes shown on such returns and all assessments received by it to the extent that the same are material and have become due. There are no tax audits or investigations pending, which if adversely determined would have a Material Adverse Effect; nor are there any material proposed additional tax assessments against the Company or any of its subsidiaries.

(u)                   The Shares have been duly authorized for quotation on the National Association of Securities Dealers Automated Quotation (“Nasdaq”) National Market System, subject to official Notice of Issuance.

(v)                   The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or the quotation of the Common Stock on the Nasdaq National Market, nor has the Company received any notification that the Commission or the Nasdaq National Market is contemplating terminating such registration or quotation.

(w)                 The books, records and accounts of the Company and its subsidiaries accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company and its subsidiaries.  The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(x)                     The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged or propose to engage after giving effect to the transactions described in the Prospectus; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or the Company’s or its subsidiaries’ respective businesses, assets, employees, officers and directors are in full force and effect; the Company and each of its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and neither the Company nor any subsidiary of the Company has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.  Neither the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(y)                   Each approval, consent, order, authorization, designation, declaration or filing of, by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated required to be obtained or performed by the Company (except such additional steps as may be necessary to qualify the Shares under the state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

(z)                     There are no affiliations with the National Association of Securities Dealers, Inc. (the “NASD”) among the Company’s officers, directors or, to the best of the knowledge of the Company, any five percent or greater stockholder of the Company, except as set forth in the Registration Statement or otherwise disclosed in writing to the Placement Agents.

(aa)              (i) Each of the Company and each of its subsidiaries is in compliance with all rules, laws and regulation relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment (“Environmental Law”) which are applicable to its business, except where the failure to comply would not have a Material Adverse Effect; (ii) neither the Company nor its subsidiaries has received any notice from any governmental authority or third party of an asserted claim under Environmental Laws; (iii) each of the Company and each of its subsidiaries has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and is in material compliance with all terms and conditions of any such permit, license or approval, except where the failure to obtain or comply with such permits, licenses or other approvals would not have a Material Adverse Effect; (iv) to the Company’s knowledge, no facts currently exist that will require the Company or any of its subsidiaries to make future material capital expenditures to comply with Environmental Laws; and (v) no property which is or has been owned, leased or occupied by the Company or its subsidiaries has been designated as a Superfund site pursuant to the Comprehensive Environmental Response, Compensation of Liability Act of 1980, as amended (42 U.S.C. Section 9601, et. seq.) (“CERCLA”) or otherwise designated as a contaminated site under applicable state or local law.  Neither the Company nor any of its subsidiaries has been named as a “potentially responsible party” under CERCLA.

(bb)            [RESERVED]

(cc)              The Company is not and, after giving effect to the offering and sale of the Shares and the application of proceeds thereof as described in the Prospectus, will not be an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(dd)            The Company or any other person associated with or acting on behalf of the Company including, without limitation, any director, officer, agent or employee of the Company or its subsidiaries, has not, directly or indirectly, while acting on behalf of the Company or its subsidiaries (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any other unlawful payment.

(ee)              Except as described in the Prospectus, the Company has not sold or issued any shares of Common Stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(ff)                  The Company has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the U.S. Employee Retirement Income Security Act of 1974 (“ERISA”) and the regulations and published interpretations thereunder with respect to each “plan” as defined in Section 3(3) of ERISA and such regulations and published interpretations in which its employees are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. No “Reportable Event” (as defined in 12 ERISA) has occurred with respect to any “Pension Plan” (as defined in ERISA) for which the Company could have any liability.

(gg)            None of the Company or its directors and officers has distributed and will not distribute prior to the later of (i) the Closing Date, and (ii) completion of the distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than the Prospectus.

(hh)            The statistical, scientific and market-related data included in the Prospectus are based on or derived from sources which the Company believes to be reliable and accurate.

(ii)                    The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), which (i) are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) provide for the periodic evaluation of the effectiveness of such disclosure controls and procedures as of the end of each of the Company’s quarterly and annual fiscal periods; and (iii) are effective in all material respects to perform the functions for which they were established.  Based on the evaluation of its disclosure controls and procedures, the Company is not aware of (i) any significant deficiency in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.  Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no changes that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses.

(jj)                    There are no material off-balance sheet arrangements (as defined in Item 303 of Regulation S-K) that have or are reasonably likely to have a material current or future effect on the Company’s financial condition, revenues or expenses, changes in financial condition, results of operations, liquidity, capital expenditures or capital resources.

(kk)              The Company’s Board of Directors has validly appointed an audit committee whose composition satisfies the requirements of Rule 4350(d)(2) of the Rules of the NASD and the Board of Directors and/or the audit committee has adopted a charter that satisfies the requirements of Rule 4350(d)(1) of the NASD Rules.  The audit committee has reviewed the adequacy of its charter within the past twelve months.

(ll)                    The Company and its subsidiaries have complied, in all material respects, with all effective applicable provisions of the Sarbanes-Oxley Act of 2002.

(mm)        The Company is not a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or the Placement Agents for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

3.               [RESERVED]

4.               Conditions of the Placement Agents’ Obligations.  The obligations of the Placement Agents under this Agreement are several and not joint.  The respective obligations of the Placement Agents are subject to each of the following terms and conditions:

(a)                    The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a) of this Agreement.

(b)                   No order preventing or suspending the use of any preliminary prospectus or the Prospectus shall have been or shall be in effect and no order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the Commission, and any requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Commission and the Placement Agents.

(c)                    The representations and warranties of the Company contained in this Agreement and in the certificates delivered pursuant to Section 4(d) shall be true and correct when made and on and as of the Closing Date as if made on such date. The Company shall have performed all covenants and agreements and satisfied all the conditions contained in this Agreement required to be performed or satisfied by it at or before the Closing Date.

(d)                   The Placement Agents shall have received on the Closing Date a certificate, addressed to the Placement Agents and dated the Closing Date, of the chief executive or chief operating officer and the chief financial officer or chief accounting officer of the Company to the effect that: (i) the representations, warranties and agreements of the Company in this Agreement were true and correct when made and are true and correct as of the Closing Date; (ii) the Company has performed all covenants and agreements and satisfied all conditions contained herein; (iii) they have carefully examined the Registration Statement and the Prospectus and, in their opinion (A) as of the Effective Date, the Registration Statement did not, and as of its date, the Prospectus did not, include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (B) since the Effective Date no event has occurred which should have been set forth in a supplement or otherwise required an amendment to the Registration Statement or the Prospectus; and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and, to their knowledge, no proceedings for that purpose have been instituted or are pending under the Securities Act.

(e)                    The Placement Agents shall have received, at the time this Agreement is executed and on the Closing Date a signed letter from KPMG LLP addressed to the Placement Agents and dated, respectively, the date of this Agreement and the Closing Date, in form and substance reasonably satisfactory to the Placement Agents containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(f)                      The Placement Agents shall have received on the Closing Date from Cooley Godward LLP, counsel for the Company, an opinion, addressed to the Placement Agents and dated the Closing Date, stating in effect the matters set forth on Exhibit C attached hereto.

(g)                   All proceedings taken in connection with the sale of the Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Placement Agents, and their counsel and the Placement Agents shall have received from Latham & Watkins LLP, a favorable opinion, addressed to the Placement Agents and dated the Closing Date, covering such matters as are customarily covered in transactions of this type, and the Company shall have furnished to Latham & Watkins LLP such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

(h)                   The Placement Agents shall have received copies of the Lock-up Agreements executed by each person listed on Schedule I hereto.

(i)                       The Shares shall have been approved for quotation on the Nasdaq National Market, subject only to official notice of issuance.

(j)                       The Placement Agents shall have received on the Closing Date from Covington & Burling, special regulatory counsel for the Company, an opinion, addressed to the Placement Agents and dated the Closing Date, stating in effect the matters set forth on Exhibit D hereto.

(k)                    The Company shall have furnished or caused to be furnished to the Placement Agents such further certificates or documents as the Placement Agents shall have reasonably requested.

5.               Covenants of the Company.

(a)                    The Company covenants and agrees as follows:

(i)                           The Company shall prepare the Prospectus in a form approved by the Placement Agents and file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by the Rules.

(ii)                        The Company shall promptly advise the Placement Agents in writing (A) when any post-effective amendment to the Registration Statement shall have become effective or any supplement to the Prospectus shall have been filed, (B) of any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the institution or threatening of any proceeding for that purpose and (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.  The Company shall not file any amendment of the Registration Statement or supplement to the Prospectus or any document incorporated by reference in the Registration Statement unless the Company has furnished each Placement Agent a copy for its review prior to filing and shall not file any such proposed amendment or supplement to which the Placement Agents reasonably object.  The Company shall use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

(iii)                     If, at any time when a prospectus relating to the Shares is required to be delivered under the Securities Act and the Rules, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Securities Act or the Rules, the Company promptly shall prepare and file with the Commission, subject to the second sentence of paragraph (ii) of this Section 5(a), an amendment or supplement which shall correct such statement or omission or an amendment which shall effect such compliance.

(iv)                    The Company shall make generally available to its security holders and to the Placement Agents as soon as practicable an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act or Rule 158 of the Rules.

(v)                       The Company shall furnish to the Placement Agents and counsel for the Placement Agents, without charge, signed copies of the Registration Statement (including all exhibits thereto and amendments thereof) and, so long as delivery of a prospectus by a Placement Agent or dealer may be required by the Securities Act or the Rules, as many copies of any preliminary prospectus and the Prospectus and any amendments thereof and supplements thereto as the Placement Agents may reasonably request.  If applicable, the copies of the Registration Statement and Prospectus and each amendment and supplement thereto furnished to the Placement Agents will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(vi)                    The Company shall cooperate with the Placement Agents and their counsel in endeavoring to qualify the Shares for offer and sale in connection with the offering under the laws of such jurisdictions as the Placement Agents may designate and shall maintain such qualifications in effect so long as required for the distribution of the Shares; provided, however, that the Company shall not be required in connection therewith, as a condition thereof, to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation as doing business in any jurisdiction.

(vii)                 The Company, during the period when the Prospectus is required to be delivered under the Securities Act and the Rules or the Exchange Act, will file all reports and other documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act and the regulations promulgated thereunder.

(viii)              Without the prior written consent of CIBC World Markets Corp., for a period of 90 days after the date of this Agreement, the Company shall not issue, sell or register with the Commission (other than on Form S-8 or on any successor form), or otherwise dispose of, directly or indirectly, any equity securities of the Company (or any securities convertible into, exercisable for or exchangeable for equity securities of the Company), except for the issuance of the Shares pursuant to the Registration Statement and the issuance of shares pursuant to the Company’s existing employee benefit plans or upon exercise of outstanding warrants as described in the Registration Statement and the Prospectus.  In the event that during this period any shares are issued to any person identified on Schedule I hereto, such shares shall be subject to the Lock-Up Agreement executed by such person.

(ix)                      On or before completion of this offering, the Company shall make all filings required under applicable securities laws and by the Nasdaq National Market (including any required registration under the Exchange Act).

(x)                         Prior to the Closing Date, the Company will issue no press release or other communications directly or indirectly and hold no press conference with respect to the Company, the condition, financial or otherwise, or the earnings, business affairs or business prospects of any of them, or the offering of the Shares without the prior written consent of the Placement Agents unless in the judgment of the Company and its counsel, and after notification to the Placement Agents, such press release or communication is required by law.

(xi)                      The Company will apply the net proceeds from the offering of the Shares in the manner set forth under “Use of Proceeds” in the Prospectus.

(b)                   The Company agrees to pay, or reimburse if paid by the Placement Agents, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the performance of the obligations of the Company under this Agreement including those relating to:  (i) the preparation, printing, filing and distribution of the Registration Statement including all exhibits thereto, any preliminary prospectus, the Prospectus, all amendments and supplements to the Registration Statement and the Prospectus and any document incorporated by reference therein, and the printing, filing and distribution of this Agreement; (ii) the preparation and delivery of certificates for the Shares; (iii) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the various jurisdictions referred to in Section 5(a)(vi), including the reasonable fees and disbursements of counsel for the Placement Agents in connection with such registration and qualification and the preparation, printing, distribution and shipment of preliminary and supplementary Blue Sky memoranda; (iv) the furnishing (including costs of shipping and mailing) to the Placement Agents of copies of any preliminary prospectus, the Prospectus and all amendments or supplements to the Prospectus, and of the several documents required by this Section to be so furnished, as may be reasonably requested for use in connection with the offering and sale of the Shares; (v) if applicable, the filing fees of the NASD in connection with its review of the terms of the public offering and reasonable fees and disbursements of counsel for the Placement Agents in connection with such review; (vi) inclusion of the Shares for quotation on the Nasdaq National Market; (vii) the costs and expenses of the Company relating to investor presentations in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of slides and graphics, fees and expenses of any consultants engaged in connection with the presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with any investor presentations and (viii) all transfer taxes, if any, with respect to the sale and delivery of the Shares by the Company.  Subject to the provisions of Section 8, the Placement Agents agree to pay, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the performance of the obligations of the Placement Agents under this Agreement not payable by the Company pursuant to the preceding sentence, including, without limitation, the reasonable fees and disbursements of counsel for the Placement Agents.

6.               Indemnification.

(a)                    The Company agrees to indemnify and hold harmless each Placement Agent and each person, if any, who controls any Placement Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other Federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment thereof or supplement thereto, or in any Blue Sky application or other information or other documents executed by the Company filed in any state or other jurisdiction to qualify any or all of the Shares under the securities laws thereof (any such application, document or information being hereinafter referred to as a “Blue Sky Application”) or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that such indemnity shall not inure to the benefit of any Placement Agent (or any person controlling such Placement Agent) on account of any losses, claims, damages or liabilities arising from the sale of the Shares if such untrue statement or omission or alleged untrue statement or omission was made in any preliminary prospectus, Registration Statement or the Prospectus, or such amendment or supplement thereto, or in any Blue Sky Application in reliance upon and in conformity with information furnished in writing to the Company by any Placement Agent specifically for use therein.  This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)                   Each Placement Agent agrees to indemnify and hold harmless the Company, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each director of the Company, and each officer of the Company who signs the Registration Statement, against any and all losses, claims, damages or liabilities (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted) to which such party may become subject, under the Securities Act, the Exchange Act or other Federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any preliminary prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Placement Agent expressly for use therein; provided, however, that the obligation of each Placement Agent to indemnify the Company (including any controlling person, director or officer thereof) shall be limited to the amount of placement agent fees actually received by such Placement Agent pursuant to this Agreement.  This indemnity agreement will be in addition to any liability which the Placement Agents may otherwise have.

(c)                    Any party that proposes to assert the right to be indemnified under this Section will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served.  No indemnification provided for in Section 6(a) or 6(b) shall be available to any party who shall fail to give notice as provided in this Section 6(c) if the party to whom notice was not given was prejudiced by the failure to give such notice but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve it from any liability that it may have to any indemnified party for contribution or otherwise than under this Section.  In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, except as provided below and except for the reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof.  The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized in writing by the indemnifying parties, (ii) the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the indemnifying party (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying parties shall not have employed counsel to assume the defense of such action within a reasonable time after notice of the commencement thereof, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying parties.  An indemnifying party shall not be liable for any settlement of any action, suit, and proceeding or claim effected without its written consent, which consent shall not be unreasonably withheld or delayed.

7.               Contribution.  In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 6(a) or 6(b) is due in accordance with its terms but for any reason is unavailable to or insufficient to hold harmless an indemnified party in respect to any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate losses, liabilities, claims, damages and expenses (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting any contribution received by any person entitled hereunder to contribution from any person who may be liable for contribution) incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Placement Agents on the other hand from the offering of the Shares pursuant to this Agreement or, if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company on the one hand and the Placement Agents on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.  The Company and the Placement Agents agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Placement Agents were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.  Notwithstanding the provisions of this Section 7, no Placement Agent shall be required to contribute any amount in excess of the amount of placement agent fees actually received by such Placement Agent pursuant to this Agreement.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 7, each person, if any, who controls a Placement Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Placement Agent, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company.  Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 7, notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this Section 7.  No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its written consent.  The Placement Agents’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective amounts of placement agent fees each has actually received pursuant to this Agreement and not joint.

8.               Termination.

(a)                    This Agreement may be terminated at any time prior to the Closing Date by the Placement Agents by notifying the Company at any time at or before the Closing Date in the absolute discretion of the Placement Agents if: (i) there has occurred any material adverse change in the securities markets or any event, act or occurrence that has materially disrupted, or in the opinion of the Placement Agents, will in the future materially disrupt, the securities markets or there shall be such a material adverse change in general financial, political or economic conditions or the effect of international conditions on the financial markets in the United States is such as to make it, in the judgment of the Placement Agents, inadvisable or impracticable to market the Shares or enforce contracts for the sale of the Shares; (ii) there has occurred any outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Placement Agents, inadvisable or impracticable to market the Shares or enforce contracts for the sale of the Shares; (iii) trading in the Shares or any securities of the Company has been suspended or materially limited by the Commission or trading generally on the New York Stock Exchange, Inc., the American Stock Exchange, Inc. or the Nasdaq National Market has been suspended or materially limited, or minimum or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc., or any other governmental or regulatory authority; (iv) a banking moratorium has been declared by any state or Federal authority; or (v) in the judgment of the Placement Agents, there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as a whole, whether or not arising in the ordinary course of business.

(b)                   If this Agreement is terminated pursuant to any of its provisions, the Company shall not be under any liability to any Placement Agent, and no Placement Agent shall be under any liability to the Company, except that (y) if this Agreement is terminated by the Placement Agents because of any failure, refusal or inability on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, the Company will reimburse the Placement Agents for all out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) incurred by them in connection with this Agreement and the proposed sale of the Shares or in contemplation of performing their obligations hereunder.

9.               [RESERVED]

10.         Miscellaneous.  The respective agreements, representations, warranties, indemnities and other statements of the Company and the Placement Agents, as set forth in this Agreement or made by or on behalf of them pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Placement Agent or the Company or any of their respective officers, directors or controlling persons referred to in Sections 6 and 7 hereof, and shall survive delivery of and payment for the Shares.  In addition, the provisions of Sections 5(b), 6, 7 and 8 shall survive the termination or cancellation of this Agreement.

This Agreement has been and is made for the benefit of the Placement Agents, the Company and their respective successors and assigns, and, to the extent expressed herein, for the benefit of persons controlling any of the Placement Agents, or the Company, and directors and officers of the Company, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.  The term “successors and assigns” shall not include any Investor merely because of such purchase.

All notices and communications hereunder shall be in writing and mailed or delivered or by telephone or telegraph if subsequently confirmed in writing, (a) if to the Placement Agents, c/o CIBC World Markets Corp., 417 5th Avenue, 2nd Floor, New York, New York 10016 Attention:  Michael Brinkman, with a copy to Latham & Watkins LLP, 135 Commonwealth Drive, Menlo Park, California 94025 Attention: Alan Mendelson, Esq. and (b) if to the Company, to its agent for service as such agent’s address appears on the cover page of the

Registration Statement with a copy to Cooley Godward LLP, Five Palo Alto Square, 3000 El Camino Real, Palo Alto, California 94306, Attention: Laura Berezin, Esq.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

This Agreement shall have no effect on that certain letter agreement, dated September 16, 2003, between the Company and CIBC World Markets, Corp., which shall remain in full force and effect in accordance with its terms.

[THIS PAGE LEFT INTENTIONALLY BLANK – SIGNATURE PAGE FOLLOWS]

Please confirm that the foregoing correctly sets forth the agreement among us.

Very truly yours,

VAXGEN, INC.

		By	/s/ LANCE GORDON
Name: Lance Gordon
Title: CEO

Confirmed:

CIBC WORLD MARKETS CORP.

By: CIBC WORLD MARKETS CORP.

By	/s/ ANDREW MACINNES
Name: Andrew MacInnes
Title: Managing Director

PUNK, ZIEGEL & COMPANY, L.P.

By: PUNK, ZIEGEL & COMPANY, L.P.

By	/s/ JOHN L. BLIGH
Name: John L. Bligh
Title: CFO

ENABLE CAPITAL, LLC

By: ENABLE CAPITAL, LLC

By	/s/ ADAM EPSTEIN
Name: Adam Epstein
Title: Principal

EXHIBIT A

FORM OF PURCHASE AGREEMENT

VaxGen, Inc.

1000 Marina Boulevard

Brisbane, CA 94005

Ladies and Gentlemen:

The undersigned,                                       (the “Investor”), hereby confirms its agreement with you as follows:

1.                                       This Purchase Agreement (the “Agreement”) is made as of December 4, 2003 between VaxGen, Inc., a Delaware corporation (the “Company”), and the Investor.

2.                                       The Company has authorized the sale and issuance of up to 4,100,000 shares of common stock (the “Shares”) of the Company, subject to adjustment by the Company’s Board of Directors, to certain investors (the “Offering”). The Offering has been registered under the Securities Act of 1933, as amended, pursuant to the Company’s Registration Statement on Form S-3 (No. 333-101057) as amended (the “Registration Statement”).

3.                                       The Company and the Investor agree that the Investor will purchase from the Company and the Company will issue and sell to the Investor                                   Shares, for a purchase price of $                          per share, or an aggregate purchase price of $                        , pursuant to the Terms and Conditions for Purchase of Shares attached hereto as Annex I and incorporated herein by reference as if fully set forth herein. The Investor acknowledges that the offering is not being underwritten by the placement agents and that there is no minimum offering amount. Certificates representing the Shares purchased by the Investor will not be issued to the Investor; instead, such Shares will be credited to the Investor using customary book-entry procedures.

4.                                       The Investor represents that, except as set forth below, (a) it has had no position, office or other material relationship within the past three years with the Company or persons known to it to be affiliates of the Company, (b) neither it, nor any group of which it is a member or to which it is related, beneficially owns (including the right to acquire or vote) any securities of the Company and (c) it has no direct or indirect affiliation or association with any NASD member as of the date hereof.

5.                                       The Investor hereby confirms receipt of the Prospectus Supplement, dated December 3, 2003, and the Base Prospectus, dated December 10, 2002, (collectively, the “Prospectus”), of the Company distributed by email to the Investor with this Agreement. The Investor confirms that it had full access to the Prospectus and was fully able to read, review, download and print it. Investor acknowledges that the Investor will be required to bear the cost, if any, of printing the Prospectus.

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

AGREED AND ACCEPTED:	Name of Investor:

VAXGEN, INC.,
a Delaware corporation

By:	By:

Name:	Title:

Title:	Address:

Tax ID No:

Contact Name:

Telephone:

Name in which
book-entry
should be made
(if different):

Name of Broker:

Broker’s DTC No.:

ANNEX I

TERMS AND CONDITIONS FOR PURCHASE OF SHARES

1.                                       Authorization and Sale of Shares.  The Company has authorized the sale of up to four million one hundred thousand (4,100,000) Shares. The Company reserves the right to increase or decrease this number.

2.                                       Agreement to Sell and Purchase the Shares; Subscription Date.

2.1                                 Upon the terms and subject to the conditions hereinafter set forth, at the Closing (as defined in Section 3), the Company will sell to the Investor, and the Investor will purchase from the Company, the number of Shares set forth on the signature page hereto at the purchase price set forth on such signature page.

2.2                                 The Company may enter into agreements similar to this Agreement with certain other investors (the “Other Investors”) and expects to complete sales of Shares to them. (The Investor and the Other Investors are hereinafter sometimes collectively referred to as the “Investors”, and this Agreement and the purchase agreements executed by the Other Investors are hereinafter sometimes collectively referred to as the “Agreements.”)

3.                                       Delivery of the Shares at Closing.  The completion of the purchase and sale of the Shares (the “Closing”) shall occur on December 9, 2003 (the “Closing Date”), at the offices of the Company’s counsel. At the Closing, the Company shall deliver to the Investor, using customary book-entry procedures, the number of Shares set forth on the signature page hereto, and the Investor shall deliver to the Company or as otherwise directed by the Placement Agents (as defined in the Registration Statement or any supplement thereto) a certified or official bank check or wire transfer of funds in the full amount of the purchase price for the Shares being purchased hereunder as set forth on the signature page hereto. The Company may accept or reject Agreements in its discretion.

The Company’s obligation to issue and sell the Shares to the Investor shall be subject to the following conditions, any one or more of which may be waived by the Company: (a) completion of the purchases and sales of Shares under the Agreements that may be executed with the Other Investors; and (b) the accuracy of the representations and warranties made by the Investors and the fulfillment of those undertakings of the Investors to be fulfilled prior to the Closing.

The Investor’s obligation to purchase the Shares shall be subject to the condition that the Placement Agents shall not have (a) terminated the Placement Agency Agreement dated December 3, 2003, between the Company and the Placement Agent (the “Placement Agency Agreement”) pursuant to the terms thereof or (b) determined that the conditions to closing in the Placement Agency Agreement have not been satisfied.

4.                                       Representations, Warranties and Covenants of the Company.  The Company hereby represents and warrants to, and covenants with, the Investor, as follows:

4.1                                 The Company has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement.

4.2                                 This Agreement constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.                                       Representations, Warranties and Covenants of the Investor.

5.1                                 The Investor represents and warrants that it has received the Company’s base prospectus dated December 10, 2002 and the prospectus supplement dated December 3, 2003 relating to the Offering (collectively, the “Prospectus”).

5.2                                 The Investor, if outside the United States, will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Shares or has in its possession or distributes any offering material, in all cases at its own expense.

5.3                                 The Investor further represents and warrants to, and covenants with, the Company that (i) the Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (ii) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.4                                 The Investor understands that nothing in the Prospectus, this Agreement or any other materials presented to the Investor in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Shares.

6.                                       Survival of Representations, Warranties and Agreements.  Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Investor herein shall survive the execution of this Agreement, the delivery to the Investor of the Shares being purchased and the payment therefor.

7.                                       Notices.  All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed (A) if within domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile, or (B) if delivered from outside the United States, by International Federal Express or facsimile, and shall be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by a nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed, (iv) if delivered by facsimile, upon electronic confirmation of receipt and shall be delivered as addressed as follows:

(a)	if to the Company, to:

VaxGen, Inc.
1000 Marina Boulevard
Brisbane, CA 94005
Attention: Chief Executive Officer
Telecopy No.: (650) 624-1001

With a copy to:

Cooley Godward LLP
Five Palo Alto Square
3000 El Camino Real
Palo Alto, CA 94306-2155
Attention: Laura Berezin, Esq.
Telecopy No.: (650) 849-7400

(b)                                 if to the Investor, at its address on the signature page hereto, or at such other address or addresses as may have been furnished to the Company in writing.

8.                                       Changes.  This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

9.                                       Headings.  The headings of the various sections of this Agreement have been inserted for convenience or reference only and shall not be deemed to be part of this Agreement.

10.                                 Severability.  In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

11.                                 Governing Law.  This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law.

12.                               Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

EXHIBIT B

FORM OF LOCK-UP AGREEMENT

                 , 2003

CIBC World Markets Corp.

Punk, Ziegel & Company, L.P.

c/o CIBC World Markets Corp.

417 5th Avenue, 2nd Floor

New York, New York 10016

Re:                               Public Offering of Common Stock of VaxGen, Inc.

Gentlemen:

The undersigned, a holder of common stock (“Common Stock”) or rights to acquire Common Stock, of VaxGen, Inc. (the “Company”) understands that the Company intends to file a Prospectus Supplement to Prospectus dated December 10, 2002 pursuant to and in accordance with Rule 424(b) under the Securities Act of 1933, as amended, with the Securities and Exchange Commission for the public offering of Common Stock (the “Offering”).  The undersigned further understands that you are contemplating entering into an Placement Agency Agreement with the Company in connection with the Offering.

In order to induce the Company and you to enter into the Placement Agency Agreement and to induce you to act as the Placement Agents in the Offering, the undersigned agrees, for the benefit of the Company and you, as the Placement Agents, that should the Offering be effected the undersigned will not, without your prior written consent, directly or indirectly, make any offer, sale, assignment, transfer, encumbrance, contract to sell, grant of an option to purchase or other disposition of any Common Stock beneficially owned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by the undersigned on the date hereof or hereafter acquired for a period of 90 days subsequent to the date of the Placement Agency Agreement, other than Common Stock transferred as a gift or gifts (provided that any donee thereof agrees in writing to be bound by the terms hereof).

The undersigned confirms that he, she or it understands that the Placement Agents and the Company will rely upon the representations set forth in this agreement in proceeding with the Offering.  This agreement shall be binding on the undersigned and his, her or its respective successors, heirs, personal representatives and assigns.  The undersigned agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent against the transfer of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock held by the undersigned except in compliance with this agreement.

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This Lock-Up Agreement shall terminate and the undersigned shall be released from the undersigned’s obligations hereunder if (i) the Company does not proceed with the Offering with the Placement Agents and notifies the Placement Agents in writing of the same or (ii) the final prospectus relating to the Offering has not been filed by January 30, 2003.

Dated:                 , 2003

Very truly yours,

Signature

Printed Name and Title (if applicable):

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EXHIBIT C

OPINION OF COMPANY COUNSEL

1.                                       The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware.

2.                                       VaxGen-Celltrion, Inc. (“VCI”) has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of California.

3.                                       The Company has the requisite corporate power to own or lease its property and assets and to conduct its business as described in the Prospectus, is qualified as a foreign corporation to do business in California and, to the best of such counsel’s knowledge, is not required to qualify as a foreign corporation to do business in any other jurisdiction in the United States.  The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus under the caption “Description of Capital Stock.”

4.                                       VCI has the requisite corporate power to own or lease its property and assets and to conduct its business as described in the Prospectus and, to the best of such counsel’s knowledge, is not required to qualify as a foreign corporation to do business in any jurisdiction in the United States.

5.                                       The shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable and, to the best of such counsel’s knowledge, have not been issued in violation of any preemptive or similar rights contained in any agreement or other instrument binding upon the Company that is filed or listed as an exhibit to the Company’s Form 10-K for the year ended December 31, 2002, as amended, or filed as an exhibit to any subsequent report filed pursuant to Section 13 or 15(d) of the Exchange Act (collectively, the “Filed Agreements”).

6.                                       The Shares have been duly authorized and, when issued and delivered in accordance with the terms of the Agreement and the purchase agreements, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive rights contained in the Company’s certificate of incorporation or, to the best of such counsel’s knowledge, similar rights.

7.                                       To the best of such counsel’s knowledge, except as disclosed in the Registration Statement, there are no options, warrants, conversion privileges, preemptive rights or other rights presently outstanding to purchase any of the authorized but unissued capital stock of the Company pursuant to the Company’s Certificate of Incorporation or by-laws or under agreements filed with or incorporated by reference in the Registration Statement, other than options or other rights existing under the Company’s equity incentive plans.

8.                                       The Common Stock and the Shares conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus.  The form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the Certificate of Incorporation or By-laws of the Company and the requirements of the Nasdaq National Market.

9.                                       To the best of such counsel’s knowledge, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement other than rights that have been waived.

10.                                 The execution, delivery and performance of the Agreement have been duly and validly authorized by all necessary corporate action, and the Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as rights to indemnity under Section 5 of the Agreement may be limited by applicable laws and except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

11.                                 The execution and delivery of the Agreement by the Company and the performance by the Company of its obligations under the Agreement (including the issuance and sale of the Shares to the Investors pursuant thereto) (i) do not violate any provision of the Company’s Certificate of incorporation or Bylaws, (ii) to the best of such counsel’s knowledge, do not constitute a material default under the provisions of the Filed Agreements and (iii) to such counsel’s knowledge, do not violate or contravene (a) any governmental statute, rule or regulation applicable to the Company or (b) any order, writ, judgment, injunction, decree, determination or award which has been entered against the Company and of which we are aware, the violation or contravention of which would materially and adversely affect the Company, its assets, financial condition or operations.

12.                                 No consent, approval, authorization, license, registration, qualification or order of any court or governmental agency or regulatory body is required for the due authorization, execution, delivery or performance of this Agreement by the Company or the consummation of the transactions contemplated hereby or thereby, except (a) such as have been obtained under the Securities Act, (b) such as may be required under state securities or Blue Sky laws in connection with the distribution of the Shares and (c) such as may be required under the rules and regulations of the NASD (as to which we express no opinion).

13.                                 To the best of such counsel’s knowledge, there are no legal or governmental proceedings pending or overtly threatened to which the Company is a party or to which any of the properties of the Company is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any contracts or other documents that are required to be filed as exhibits to the Registration Statement or the Prospectus that are not so filed.  The statements in the Base Prospectus under the captions “Description of Capital Stock” and in the Registration Statement in Item 15, insofar as such statements constitute matters of law, summaries of legal matters, provisions of the Company’s certificate of incorporation or by-laws, fairly summarize in all material respects the matters referred to therein.

14.                                 Each document filed since December 31, 2002 pursuant to the Exchange Act and incorporated by reference in the Registration Statement and the Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which we express no opinion), except to the extent such documents have been amended, complied as to form when so filed in all material respects with the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder.  The Registration Statement and the Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which we express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.

15.                                 The Company is not, and after giving effect to the offering and sale of the Shares and application of the proceeds thereof as described in the Prospectus, will not be, required to register as an “investment company” or an entity controlled by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

16.                                 The Registration Statement is effective under the Securities Act, and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are threatened, pending or contemplated.  Any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by such Rule 424(b).

To the extent deemed advisable by such counsel, such counsel may rely as to matters of fact on certificates of responsible officers of the Company and public officials and on the opinions of other counsel satisfactory to the Placement Agents as to matters which are governed by laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States; provided that such counsel shall state that in their opinion the Placement Agents and they are justified in relying on such other opinions.  Copies of such certificates and other opinions shall be furnished to the Placement Agents and counsel for the Placement Agents.

In addition, such counsel shall state that in connection with the preparation of the Registration Statement and the Prospectus Supplement, such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and representatives of the Placement Agents at which the contents of the Registration Statement and Prospectus were discussed and, although we are not passing upon and do not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus (except as and to the extent stated in the opinions in paragraphs (  ) and (  ) above), on the basis of the foregoing, nothing has come to such counsel’s attention that causes us to believe that (A) the Registration Statement or the Base Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which we express no opinion) at the time the Registration Statement became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (B) the Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which we express no opinion) as of its date or as of the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

EXHIBIT D

OPINION OF SPECIAL REGULATORY COUNSEL OF THE COMPANY

1.                                       To our knowledge, the statements in the Form 8-K filed on December 2, 3003 (the “Form 8-K”) with the Securities and Exchange Commission and incorporated by reference into the registration statement on Form S-3 under the Securities Act of 1933, as amended, filed with the Commission on November 6, 2002 (File No. 333-101057), as amended to date under the heading “Government Regulation” and the statements under the heading “Risk Factors” that relate to the Food and Drug Laws, are accurate and fair summaries of the legal matters referred to therein.

2.                                       To our knowledge, there are no pending or threatened actions, suits, or proceedings against the Company under the Food and Drug Laws.

3.                                       Nothing has come to our attention that causes us to believe that the statements in the Form 8-K identified above that relate to the Food and Drug Laws contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

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SCHEDULE I

LOCK-UP SIGNATORIES

Lance K. Gordon

Donald P. Francis

Phillip W. Berman

David W. Beier

Randall L-W. Caudill

Franklin Berger

Michel Greco

William D. Young

Marc J. Gurwith

Carter A. Lee

James P. Panek

Carmen M. Betancourt

William L. Heyward

Roland Lance Ignon

Piers C. Whitehead

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